UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 22, 2013, the Board of Directors (the “Board”) of Omnicare, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved and adopted the Omnicare, Inc. Senior Executive Change in Control Plan (the “Plan”).

The Plan is an unfunded and unsecured plan that became effective as of May 22, 2013. The Board, following the recommendation of the Committee, adopted the Plan as part of its efforts to decrease use of individual employment agreements in the future and to provide a change in control complement to the Company's severance plans, which became effective on January 1, 2013. The Plan provides certain change in control benefits to two tiers of participants. Tier I participants are executive officers of the Company and Tier II participants are certain other key executives who would be critical to the success of a transition of the Company in the event of a change in control, in each case as selected by the Committee. A participant that is a party to any employment agreement or other arrangement with the Company providing for change in control benefits is not eligible to receive benefits under the Plan unless he or she waives any rights to such other change in control benefits. Currently, four executive officers of the Company are eligible as Tier I participants and there are no Tier II participants.

Under the Plan, participants are eligible to receive benefits only if (i) the participant's employment with the Company is terminated by the Company without Cause (as defined in the Plan) or by the participant with Good Reason (as defined in the Plan) and (ii) such termination occurs during the twenty-four month period following a change in control of the Company (a “Qualifying Change in Control Termination”).

Following a Qualifying Change in Control Termination, the participant is eligible to receive:

•	payment in a lump sum of any earned, but unpaid, base salary and any earned but unused paid time off;

•	payment in a lump sum of 24 months of participant's base salary (Tier I) or 18 months of participant's base salary (Tier II);

•	payment in a lump sum of participant's earned but unpaid bonus for the year prior to the termination date;

•	payment in a lump sum of participant's prorated target bonus for the year of termination through the termination date, subject to achievement of applicable 162(m) performance goals;

•	payment in a lump sum of two times (Tier I) or one and one-half times (Tier II) participant's target bonus amount based on participant's base salary and bonus target on the date of termination;

•	if the participant so elects, continued coverage under the Company's group health plan at the employee rate for 18 months; and

•	executive outplacement services as arranged and paid for by the Company.
In the event that any change in control or other payments or benefits under the Plan would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and benefits will either be paid and made in full or will be reduced to an aggregate amount so that no portion of such payments or benefits will be subject to such excise tax, whichever results in a greater aggregate amount being retained by the participant on an after-tax basis.
The Company's obligation to provide payments and benefits under the Plan is conditioned upon the participant providing a release of claims and complying with certain noncompetition, nonsolicitation and nondisclosure covenants. The Company may modify or terminate the Plan with respect to any or all participants, but must provide 30 days' prior notice to all impacted participants. Following a change in control, the Plan may not be terminated or adversely amended with respect to anyone who is a participant in the Plan on the date of the change in control without such participant's consent.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 22, 2013. The following matters were acted upon at the meeting:

1. Election of Directors.
Nine directors were elected to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected and qualified.  The name of each director elected at the Annual Meeting, as well as the corresponding number of shares voted for, against and abstained and the number of broker non-votes with respect to each nominee follows.

	Votes For	Votes Against	Abstained	Broker Non-Votes
James D. Shelton	93,058,646	175,962	148,070	3,049,568
John L. Workman	93,016,819	202,023	163,836	3,049,568
Steven J. Heyer	84,262,229	8,947,715	172,734	3,049,568
Andrea R. Lindell	76,497,209	16,719,640	165,829	3,049,568
Barry Schochet	93,024,732	195,278	162,668	3,049,568
Mark A. Emmert	91,999,111	1,216,686	166,881	3,049,568
Amy Wallman	93,037,889	178,986	165,803	3,049,568
Sam R. Leno	93,032,024	184,657	165,997	3,049,568
John L. Bernbach	92,906,940	297,637	178,101	3,049,568

2. Advisory Vote on Executive Compensation.
Approved - 80,419,825 votes, approximately 86.12% of the votes cast, voted, in an advisory vote, to approve the compensation of the Company's named executive officers as described in the Company's proxy statement dated April 19, 2013. 11,563,159 votes, approximately 12.38% of the votes cast, voted against, and shares representing 1,399,694 votes, approximately 1.50% of the votes cast, abstained. In addition, there were 3,049,568 broker non-votes.

3. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accountants.
The Company's stockholders ratified the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accountants for the Company and its consolidated subsidiaries for the 2013 fiscal year. A total of 95,883,606 votes were cast in favor of the proposal; 382,359 votes were cast against it; 166,281 votes abstained; and there were no broker non-votes.

Item 8.01.    Other Events.

On May 23, 2013, the Company entered into a variable notional share repurchase agreement with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch, pursuant to which the Company will repurchase up to $100 million of its outstanding common stock. The number of shares that the Company will ultimately repurchase will be based generally on the volume weighted average price of the common stock during a valuation period. The transaction is expected to be completed during the third quarter of 2013.

The Company entered into the agreement pursuant to, and as part of, the Company's previously disclosed share repurchase program, most recently authorized by its board of directors on September 12, 2012. In addition, the Company's accelerated share repurchase transaction with Goldman, Sachs & Co. announced on November 29, 2012, was completed on May 20, 2013. As of May 20, 2013, the Company had approximately $220 million of share repurchase authority remaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  May 24, 2013